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                                                                    Exhibit 23.5




The Board of Directors
New American Healthcare Corporation:

We consent to the use of our report incorporated herein by reference on The Hospitals and to the reference to our firm under the heading "Interest of Named Experts and Counsel" in the prospectus.

                           KPMG LLP
Nashville, Tennessee
March 3, 1999